UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/12/2007

NETGEAR, INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50350

DE	770419172
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4500 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

408-907-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2007, the Board of Directors of NETGEAR, Inc. ("NETGEAR") elected George G. C. Parker to serve as a member of the Board and appointed Mr. Parker as a member of the audit committee of the Board, all effective January 12, 2007. Concurrently, Mr. Ralph Faison stepped off of the audit committee.

Upon joining the NETGEAR Board, Mr. Parker received an initial grant of eight thousand (8,000) restricted stock units, which will vest one-third (1/3) per year upon each anniversary of his start date. NETGEAR and Mr. Parker also entered into the standard NETGEAR indemnification agreement for directors.

On January 16, 2007, NETGEAR issued a press release announcing the appointment of Mr. Parker to its Board. The news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished herewith:

99.1 Press release, dated January 16, 2007, of NETGEAR, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC

Date: January 16, 2007	By:	/s/ Albert Liu
Albert Liu
VP, Legal and Corporate Development

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release, dated January 16, 2007